Exhibit 4.1

AS OF THE DATE THIS CERTIFICATE WAS ORIGINALLY ISSUED, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION, THE AVAILABILITY OF WHICH, IF REQUESTED BY THE ISSUER, SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER.

WARRANTS TO PURCHASE COMMON STOCK
OF
FELLOWS ENERGY LTD.

Issue Date: May __, 2005                                        Certificate No.: W-[____]
Certificate for [______________] Warrants

For value received, Fellows Energy Ltd., a Nevada corporation (the “Company”), hereby grants to [____________________], its successors, transferees and assigns (each, a “Holder”) the number of Warrants set forth above (each, a “Warrant”). Subject to the adjustments and on the terms and conditions hereinafter set forth, each Warrant entitles the Holder thereof to purchase from the Company, at any time and from time to time on or after the Issue Date above through and including 5:00 p.m., Denver, Colorado time, on May __, 2008 (the “Expiration Date”), one share (each, a “Warrant Share”) of common stock, par value $0.001 per share of the Company (the “Common Stock”), at the exercise price per Warrant equal to $1.00 (the “Warrant Price”). The number and kind of Warrant Shares for which a Warrant is exercisable and the Warrant Price shall be subject to adjustment, from time to time, as set forth below.

Section 1. Definitions.

(a) “Affiliate” means, with respect to any specified entity, any other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified entity. For the purposes of this definition, “control” when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this definition, the term “entity” includes a corporation, partnership, limited partnership, limited liability company, association, joint stock company, trust or joint venture, but not an individual human being.

(b) “Certificate” means this certificate or any other certificate, which from time to time may represent the outstanding Warrants.

(c) “Common Stock” has the meaning set forth in the preamble hereto.

(d) “Company” has the meaning set forth in the preamble hereto.

(e) “Current Market Price” at any date (the “Computation Date”), with respect to any security, shall mean the average of the Quoted Prices of such security for each of the 20 consecutive trading days ending on the last trading day before the Computation Date; provided, however, that if there shall have occurred prior to the Computation Date any event described in Section 9.1 or 9.4 that shall have become effective with respect to market transactions at any time (the “Market-Effect Date”) on or after the beginning of such 20 trading day period, the last reported per share sales price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, to ensure that the effect of such event on the market price of such security shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized. In the absence of one or more such quotations, the Company and the Holders shall retain an Independent Financial Expert to determine on a good faith basis the Current Market Price, which determination shall be conclusive and binding upon the Company and each Holder, absent manifest error.

(f) “Determination Date” means with respect to any security, (i) the effective date with respect to a subdivision, combination or reclassification of such security and (ii) the date on which such security trades “ex-dividend”, “ex-distribution” or “ex-rights”, as applicable, with respect to any dividend or other distribution to which Section 9 applies, on the principal national or regional stock exchange or market on which such security is then listed or quoted.

(g) “Exchange Act” means the Securities Exchange Act of 1934.

(h) “Expiration Date” has the meaning set forth in the preamble hereto.

(i) “Holder” has the meaning set forth in the preamble hereto.

(j) “Independent Financial Expert” means a financial expert mutually satisfactory to a majority of Holders and the Company that does not (or whose directors or executive officers do not) have a direct or indirect financial interest in the Company or any of its Affiliates, which has not been for at least two years and, at the time it is called upon to provide a valuation of any security pursuant to the terms hereof is not (and none of its directors or executive officers is), a promoter, director, or officer of the Company or any of its subsidiaries. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services that it provides as an Independent Financial Expert.

(k) “Issue Date” means the date this Warrant was originally issued as set forth above.

(l) “Offering” means the Company’s current offering of a minimum of $900,000 and a maximum of $10,500,000 of Units, at a price of $1.95 per Unit, under Regulation D of the Securities Act.

(m) “Quoted Price” on any day, with respect to any security, means the last reported per share sales price of such security (or, if no sales prices are reported, the average of the last bid and ask prices for such security) on the principal national or regional stock exchange or market on which such security is then listed or quoted. In the absence of one or more such quotations, the Company and the Holders shall retain an Independent Financial Expert to determine the Quoted Price, which determination shall be binding and conclusive upon the Company and each Holder, absent manifest error.

(n) “Registrable Securities” has the meaning set forth in Section 11.

(o) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the parties listed on Exhibit A thereto, as amended from time to time.

(p) “Reorganization” has the meaning set forth in Section 9.4(a)(i).

(q) “Securities Act” means the Securities Act of 1933, as amended.

(r) “Warrant(s)” has the meaning set forth in the preamble hereto.

(s) “Warrant Price” has the meaning set forth in the preamble hereto.

(t) “Warrant Shares” has the meaning set forth in the preamble hereto.

Section 2. Transfer and Exchange.

Section 2.1 Transfer. Subject to compliance with the terms hereof and of applicable law, including the Securities Act, and the rules and regulations promulgated thereunder and any applicable state securities laws, the Warrants may be transferred in whole or part, at any time and from time to time upon delivery of this Certificate, accompanied by a written instrument or instruments of transfer in form reasonably acceptable to the Company, duly executed by the Holder or by the duly appointed legal representative thereof or by a duly authorized attorney.

Section 2.2 Exchange. At any time and from time to time, this Certificate may be exchanged at the option of the Holder for another Certificate or Certificates of like tenor and representing in the aggregate the right to purchase, a like number of Warrant Shares. Such request must be in writing, delivered to the Company, and be accompanied by this Certificate properly endorsed at the principal office of the Company. As soon as practicable and in any event within five business days after a request in accordance with this Section 2.2, the Company shall cancel this Certificate and cause to be delivered to the Holder, without charge therefor, such new Certificate or Certificates of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares at the Warrant Price, in each case as adjusted pursuant to the terms hereof.

Section 3. Exercise of Warrants.

(a) Subject to the terms hereof, each Warrant may be exercised at any time, and from time to time, in whole or in part, at the option of the Holder, on or after the Issue Date above through and including the Expiration Date. Each Warrant shall initially be exercisable in whole or in part for one share of Common Stock, for an exercise price per share equal to the Warrant Price, by surrender of this Certificate at the principal office of the Company with the form of election to purchase attached hereto duly completed, signed and accompanied by payment in full of the aggregate Warrant Price for the Warrants being exercised. Payment of the Warrant Price may be made by (i) wire transfer or certified or bank check payable to the order of the Company in immediately available funds; (ii) if the Quoted Price is greater than the Warrant Price, exchanging that number of shares of Common Stock equal to the result of (A) the product of the Warrant Price multiplied by the number of Warrants being exercised, divided by (B) the Quoted Price of the Common Stock on the date immediately preceding the exercise date; or (iii) any combination of the foregoing.

(b) As promptly as practicable after the exercise of any Warrant (or portion thereof), and in any event within five business days thereafter, the Company shall issue and cause to be delivered to, the Holder or such Holder’s nominee in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled, together with cash, as provided in Section 10 hereof, in lieu of any fraction of a Warrant Share otherwise issuable upon such exercise. If, at any time prior to the Expiration Date, less than all of the Warrants represented by this Certificate are exercised, a new Certificate evidencing the remaining Warrants shall be issued by the Company and the Company shall cause such Certificate to be delivered to the Holder, or its nominee(s), without charge therefor, concurrently with the delivery of the Warrant Shares to the Holder pursuant to this Section 3(b).

Section 4. Investment Intent; Restrictive Legends. Neither the Warrants nor the Warrant Shares as of the Issue Date have been registered under the Securities Act, or state securities laws. The Holder, by receipt and acceptance of this Certificate and the Warrants represented hereby, represents and warrants that the Warrants and the Warrant Shares are being acquired as an investment and not with a view to the distribution thereof, and understands and acknowledges that the Warrants and the Warrant Shares shall bear a restrictive legend substantially as set forth below, until with respect to the Warrant Shares, the effectiveness of a registration covering such shares:

“AS OF THE DATE THIS CERTIFICATE WAS ORIGINALLY ISSUED THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION, THE AVAILABILITY OF WHICH, IF REQUESTED BY THE ISSUER, SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER.”

Section 5. Payment of Taxes. The Company shall pay all documentary stamp or other similar taxes and governmental charges that may be imposed with respect to, the issuance or delivery of this Certificate, the Warrants, the Warrant Shares or any other property to which any Holder is entitled to receive upon exercise of a Warrant, in whole or in part; provided the Company shall have no obligation to pay any taxes imposed on the income or capital gain of any Holder or similar taxes imposed on any Holder, all of which shall be the sole responsibility of such Holder. The Company shall not, however, be required to pay any taxes payable in connection with any transfer involved in the issuance or delivery of any Warrants or Warrant Shares in a name other than that of the Holder in respect of which such Warrant Shares are issued. The Company may refuse to deliver the certificates representing the Warrant Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that will be due because such shares are to be issued in a name other than the Holder’s name.

Section 6. Mutilated or Missing Certificates. If this Certificate is mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, in the case of a lost, stolen or destroyed Certificate, an indemnity, reasonably satisfactory to the Company, to hold the Company harmless as a result of any such delivery.

Section 7. Reservation of Warrant Shares. The Company shall at all times, from and after the Issue Date, keep reserved and keep available, out of its authorized but unissued Common Stock or authorized Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, the number of shares of Common Stock and, in the case of any adjustment made pursuant to Section 9, out of the applicable authorized but unissued class and series of other securities, if any, sufficient to provide for the full exercise of the Warrants. The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, and all taxes, liens, charges, security interests and other encumbrances other than liens, charges, security interests and other encumbrances created by the person or entity to whom the Warrant Shares are issued.

Section 8. Cancellation of Warrants. If the Company purchases or otherwise acquires any Warrant, the Company shall cancel such Warrant, and any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 9. Adjustment of Warrant Price and Number and Kind of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time, after the original Issue Date of the Warrants, without regard to whether or not the Warrants are then exercisable, upon the happening of certain events, as described below. Such adjustments shall be made successively on each and every occasion that any event requiring any such adjustment shall occur. This Certificate need not be changed because of any adjustment made hereunder, and the Certificate(s) outstanding at the time of such adjustment or issued after such adjustment may state the same Warrant Price and the same number of and kind of Warrant Shares as are stated in the Certificate(s) prior to such adjustment, provided, that, upon a request by such Holder in accordance with Section 2.2 hereof, the Company shall issue another Certificate or Certificates reflecting any such adjustments.

Section 9.1 Mechanical Adjustments.

(a) Adjustment for Change in Capital Stock. If after the date hereof, the Company:

(i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, or pays a dividend or makes a distribution on any other class or series of its capital stock, which distribution includes shares of its Common Stock;

(ii) subdivides the outstanding shares of its Common Stock into a greater number of shares;

(iii) combines the outstanding shares of its Common Stock into a smaller number of shares;

(iv) makes a distribution on its Common Stock in shares of its capital stock; or

(v) issues by reclassification of its Common Stock any shares of its capital stock (other than (a) rights, warrants, convertible securities or options for its capital stock as in effect on the Issue Date or (b) shares issued pursuant to a reclassification in connection with a Reorganization which shall be governed by Section 9.4);

then the following adjustments shall be made. In the case of an event referred to in clause (i), (ii) and (iii) of this Section 9.1(a), (x) the number and kind of Warrant Shares, as to which each Warrant may be exercised, in any case, in effect immediately prior to such action shall be adjusted so that the Holder of each Warrant thereafter may receive the number of shares of Common Stock and the number of shares and kind of the Company’s other capital stock that such Holder would have owned immediately following such action if such Holder had exercised such Warrant immediately prior to such action or any record date with respect thereto and (y) the Warrant Price in effect immediately prior to such action shall be adjusted by dividing such Warrant Price, (i) in the case of Section 9.1(a)(i), by one plus the number of shares of Common Stock issued as a dividend or distributed in respect of each share of Common Stock under Section 9.1(a)(i) or (ii) in the case of Section 9.1(a)(ii), by the number of shares of Common Stock into which each share of Common Stock is subdivided, and (iii) in the case of an adjustment pursuant to Section 9.1(a)(iii), by the number of shares of Common Stock into which each share of Common Stock is combined. In the case of a distribution referred to in Section 9.1(a)(iv) or a reclassification referred to in Section 9.1(a)(v), no adjustment shall be made in the Warrant Price, and each Warrant included herein shall be exercisable for one share of Common Stock and the number of shares of capital stock distributed in respect of each share of Common Stock or for the capital stock into which each share of Common Stock shall have been reclassified, as the case may be, in each case for the Warrant Price in effect immediately prior to such distribution or reclassification. An adjustment pursuant to this Section 9.1(a) shall become effective immediately after the applicable Determination Date.

(b)  Adjustment for Other Distribution.

(i) If, after the date hereof, the Company distributes to all holders of its Common Stock property or assets of the Company (excluding cash dividends) or of any other entity or any debt or equity securities or any rights, warrants, convertible securities or options to purchase securities of any other entity (corporation, partnership, limited liability or similar entity), then the number of Warrant Shares shall be adjusted as provided in Section 9.1(c) hereof and the Warrant Price shall be adjusted, in accordance with the following formula:

R’ = R x M-F
M

where:

R’ = the adjusted Warrant Price;
R = the current Warrant Price;
M = the Current Market Price; and
F =  the amount of the property, assets or securities being distributed shall be equal to fair market value of such securities as determined in good faith by the Company’s Board of Directors.

(ii) The adjustment pursuant to this Section 9.l(b) shall become effective immediately after the Determination Date for the distribution to which this Section 9.1(b) applies.

(c) Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as a result of the calculations made in Section 9.1(b), each Warrant outstanding prior to the making of the adjustment in the Warrant Price shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares purchasable upon exercise of such Warrant immediately prior to such adjustment of the number of Warrant Shares by the Warrant Price in effect immediately prior to such adjustment of the Warrant Price and (ii) dividing the product so obtained by the Warrant Price in effect immediately after such adjustment of the Warrant Price.

(d) Adjustment for Issuance of Capital Stock. Until two (2) years from the date the registration statement filed pursuant to the Registration Rights Agreement is declared effective, and except for the issuance of shares of Common Stock pursuant to any rights, warrants, convertible securities or options for its capital stock (i) as set forth in Section 9.1(a) above, (ii) as in effect on the Issue Date, and (iii) pursuant to the Offering, if and when the Company issues or sells any Common Stock (including, rights, warrants, convertible securities or options for its capital stock) for a consideration per share less than the per share Warrant Price in effect at the time of such issue or sale, then the Warrant Price shall be reduced to such other lower issue price.

Section 9.2 Notice of Adjustment. Whenever the number or kind of Warrant Shares or the Warrant Price is adjusted, the Company shall promptly mail to each Holder a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it and the amount of the adjustment, including the number of shares of Common Stock and the kinds and amounts of other securities, cash and other property for which and the Warrant Price at which such Warrant is exercisable immediately after such adjustment and all other relevant information.

Section 9.3 Notice of Certain Transactions. If:

(a) the Company takes any action that would require an adjustment in the kind or number of Warrant Shares or the Warrant Price pursuant to Section 9.1; or

(b) the Company takes any action referred to in Section 9.4; or

(c) there is a liquidation or dissolution of the Company; or

(d) the Company or any other person makes an offer to all holders of the outstanding Common Stock or other securities issuable upon exercise of the Warrants to purchase or exchange any shares of the outstanding Common Stock or other securities issuable upon exercise of the Warrants for cash, assets, capital stock, debt reduction or any rights, warrants, convertible securities or options to purchase securities of the Company or such other person;

then the Company shall mail to each Holder a notice stating the proposed record date for a dividend or distribution, rights offering, the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution or the initial expiration date of any such offer. The Company shall mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 9.4 Reorganization of Company.

(a) If the Company consolidates with or merges into, or sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to, another person, or the Company is a party to a merger or binding share exchange that reclassifies or changes its outstanding Common Stock or other securities issuable upon exercise of the Warrants (each, a “Reorganization”), each Warrant shall after such transaction be exercisable, upon the terms and conditions specified herein, for the kind and amount of securities or other assets receivable as a result of such transaction by a holder of the number of shares of Common Stock or other securities issuable upon exercise of such Warrant that would have been purchasable upon exercise of such Warrant immediately before the effective date of such transaction (assuming that such Holder failed to exercise any rights of election with respect thereto and received per Warrant Share the kind and amount of securities, cash or other assets received per share of Common Stock by a majority or (if more than two options) plurality, as applicable, of the non-electing shares). The Company shall not effect any such transaction unless prior to or simultaneously with the consummation thereof the surviving or resulting corporation (if other than the Company) of such transaction (or, if applicable, the corporation controlling the surviving or resulting corporation or the Company, as the case may be) or the transferee of such properties and assets or other appropriate entity shall assume, by a supplemental agreement executed and delivered to each Holder, the obligation to deliver to each Holder such securities, assets or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase upon exercise of such Warrant and the other obligations of the Company under such Warrant.

(b) Notwithstanding the foregoing, (i) if upon a Reorganization of the Company, consideration payable in exchange for shares of Common Stock consists solely of cash, or (ii) upon the dissolution, liquidation or winding up of the Company, then the Holders shall be entitled to receive distributions on the date of such event on an equal basis with the holders of the Common Stock as if the Warrants had been exercised immediately prior to such event, less the Warrant Price, and the Warrants shall be terminated and no longer of any force and effect.

(c) If, upon a Reorganization, the Company makes a distribution to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants, convertible securities or options to purchase securities of the Company then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, each Warrant shall be exercisable, upon the terms and conditions specified herein for the shares of Common Stock into which such Warrant was exercisable immediately prior to such record date, plus the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exercised such Warrant immediately prior to the Determination Date for such distribution.

Section 9.5 Simultaneous Adjustments.  In the event that this Section 9 requires adjustments to the Warrant Price or the number and kind of Warrant Shares under more than one of Sections 9.1(a) or 9.1(b), and the effective date or the Determination Dates, as applicable, for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 9.l(a), and second, the provisions of Section 9.1(b).

Section 10. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock or other securities on the exercise of any Warrant. If any fraction of a share of Common Stock or other security would, except for the provisions of this Section 10, be issuable on the exercise of a Warrant (or any portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price per share multiplied by such fraction. Notwithstanding the provisions of this Section 10, in computing adjustments to the Warrant Price or the number and kind of shares of Common Stock, fractional shares of Common Stock shall be taken into account and any outstanding Warrant may at any time represent the right to receive upon conversion less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

Section 11. Registration Rights. The Warrant Shares shall be deemed “Registrable Securities” under the Registration Rights Agreement and shall have all registration rights afforded to Registrable Securities therein.

Section 12. No Rights as Stockholders. Nothing contained herein shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive any notice (other than as set forth herein) as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 13. Notices.

(a) All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by facsimile, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

if to the Company:

Fellows Energy Ltd.
370 Interlocken Boulevard, Suite 400
Broomfield, Colorado 80021
Attention: George S. Young
Facsimile No.: (303) 327-1526

with a copy to:

Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Attention: Paul Hilton
Facsimile No. (303) 899-7333

if to the Holder:

Record address notified to the Company by the Holder.

(b) The Company or any Holder by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication mailed to the Holder shall be mailed by first class mail or other equivalent means at such Holder’s address and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Section 14. Amendment and Waiver. The Company and each Holder may from time to time supplement, modify or amend the provisions hereof, except, no provision hereof may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders holding Warrants representing the right to purchase a majority of the Warrant Shares purchasable upon exercise of the then outstanding Warrants.

Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Company or the Holder shall be binding upon and shall inure to the benefit of their respective successors and assigns hereunder.

Section 16. Governing Law.

(a) The validity, interpretation and performance of this Certificate and the Warrants represented hereby and any dispute arising out of, relating to or in connection with this Certificate and the Warrants represented hereby shall be governed by the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

(b) To the fullest extent permitted by applicable law, the Company and by receipt and acceptance of this Warrant each Holder (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, relating to or in connection with, this Certificate and the Warrants represented hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any other court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, in relation to or in connection with, this Certificate, the Warrants represented hereby or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 17. Third Party Beneficiary. The provisions hereof have been and are made solely for the benefit of the Company and each Holder, and their respective successors, transferees and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

Section 18. Headings. The headings in this Certificate are for convenience only and shall not limit or otherwise affect the meaning hereof.

Section 19. Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

Section 20. Entire Agreement. This Certificate and the other Certificates which may from time to time represent the Warrants is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Certificate and the other Certificates which from time to time may represent the Warrants supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 21. Attorneys’ Fees. In any action or proceeding brought to enforce any provision hereof, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 22. Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated hereby on or prior to the Expiration Date. The parties agree to take such further action and to deliver or cause to be delivered to each other after the date hereof such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out the agreements and transactions contemplated hereby and thereby.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed, all as of the day and year first above written.

FELLOWS ENERGY LTD.

By: _______________________________

Its: _______________________________

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant and to purchase ___________ shares of Common Stock of Fellows Energy Ltd. upon the exercise of such Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:             ____________________________________
(Name)
____________________________________
(Address, Including Zip Code)
____________________________________
(Social Security or Tax Identification Number)

DELIVER TO:        ____________________________________
(Name)

____________________________________
(Address, Including Zip Code)

In payment of the purchase price for Common Stock of Fellows Energy Ltd., the undersigned hereby (a) tenders payment of $  in accordance with Section 3(a) of the Warrant. If the number of Warrant Shares hereby exercised is fewer than all the Warrant Shares represented by this Warrant, the undersigned requests that a new Warrant representing the number of full Warrant Shares not exercised to be issued and delivered as set forth below, in accordance with Section 3(b) of the Warrant:

Name of Holder or Assignee:
(Please Print)

Address: ____________________________________________

       _______________________________________

Signature: ____________________________ DATED:    , 20__
(Signature must conform in all respects to name of holder as specified on the fact of this Warrant)

Signature Guaranteed: _______________________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	Number of Warrant Shares	Taxpayer Identification Number

and does hereby irrevocably constitute and appoint ___________________, Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Company with full power of substitution in the premises.

Dated:  _______________________
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant).

Signature Guaranteed:

_____